                                                            EXHIBIT 10E





                             BUSH HOG SEGMENT OF THE
                           ALLIED PRODUCTS CORPORATION
                            COMBINED RETIREMENT PLAN
           (AS AMENDED AND RESTATED EFFECTIVE AS OF DECEMBER 31, 1993)

                                TABLE OF CONTENTS

ARTICLE I.     Definitions . . . . . . . . . . . . . . . . . . . . . . . . . 1

ARTICLE II.    Types of Service. . . . . . . . . . . . . . . . . . . . . . . 5
     2.1.           Participation Service. . . . . . . . . . . . . . . . . . 5
     2.2.           Vesting Service. . . . . . . . . . . . . . . . . . . . . 5
     2.3.           Credited Service.. . . . . . . . . . . . . . . . . . . . 6
     2.4.           Qualified Leave of Absence.. . . . . . . . . . . . . . . 6

ARTICLE III.   Conditions for Participation. . . . . . . . . . . . . . . . . 6
     3.1.           Requirements for Participation.. . . . . . . . . . . . . 6
     3.2.           Exclusions from Participation. . . . . . . . . . . . . . 7

ARTICLE IV.    Retirement Dates. . . . . . . . . . . . . . . . . . . . . . . 7
     4.1.           Normal Retirement Date . . . . . . . . . . . . . . . . . 7
     4.2.           Early Retirement Date. . . . . . . . . . . . . . . . . . 7
     4.3.           Deferred Retirement Date.. . . . . . . . . . . . . . . . 7
     4.4.           Terminations Prior to Effective Date.. . . . . . . . . . 7

ARTICLE V.     Accrued Benefits and Pensions . . . . . . . . . . . . . . . . 8
     5.1.           Accrued Benefit. . . . . . . . . . . . . . . . . . . . . 8
     5.2.           Normal Retirement Pension. . . . . . . . . . . . . . . . 8
     5.3.           Early Retirement Pension.. . . . . . . . . . . . . . . . 8
     5.4.           Deferred Retirement Pension. . . . . . . . . . . . . . . 9
     5.5.           Suspended Pension Adjustment.. . . . . . . . . . . . . . 9
     5.6.           Pension Offset.. . . . . . . . . . . . . . . . . . . . . 9
     5.7.           Termination Prior to Effective Date. . . . . . . . . . . 9
     5.8.           Special Employment/Re-employment Provisions. . . . . . . 9

ARTICLE VI.    Form and Payment of Benefits. . . . . . . . . . . . . . . . .10
     6.1.           Joint and Survivor Annuity Form. . . . . . . . . . . . .10
     6.2.           Life Annuity Form. . . . . . . . . . . . . . . . . . . .12
     6.3.           Life Annuity with Guaranteed Number of Monthly Payments
                    Form.. . . . . . . . . . . . . . . . . . . . . . . . . .12
     6.4.           Pre-Retirement Death Benefit.. . . . . . . . . . . . . .13
     6.5.           Pre-Retirement Survivor Annuity. . . . . . . . . . . . .13
     6.6.           Pension Protection.. . . . . . . . . . . . . . . . . . .14
     6.7.           Termination Prior to Effective Date. . . . . . . . . . .14
     6.8.           Minimum Distribution Requirements. . . . . . . . . . . .14
     6.9.           Pension Payment Commencement.. . . . . . . . . . . . . .14
     6.10.          Direct Rollover Provisions.. . . . . . . . . . . . . . .14

                                TABLE OF CONTENTS
                                   (continued)

ARTICLE VII.   Termination of Employment . . . . . . . . . . . . . . . . . .15
     7.1.           Retirement.. . . . . . . . . . . . . . . . . . . . . . .15
     7.2.           Other Employment Termination.. . . . . . . . . . . . . .15
     7.3.           Death. . . . . . . . . . . . . . . . . . . . . . . . . .15
     7.4.           Early Retirement.. . . . . . . . . . . . . . . . . . . .16
     7.5.           Termination Prior to Effective Date. . . . . . . . . . .16

ARTICLE VIII.  Miscellaneous . . . . . . . . . . . . . . . . . . . . . . . .16
     8.1.           No Guarantee of Employment.. . . . . . . . . . . . . . .16
     8.2.           Cash-Out of Small Pensions.. . . . . . . . . . . . . . .16
     8.3.           Nonalienation of Pensions. . . . . . . . . . . . . . . .16

                             BUSH HOG SEGMENT OF THE
                           ALLIED PRODUCTS CORPORATION
                            COMBINED RETIREMENT PLAN
           (AS AMENDED AND RESTATED EFFECTIVE AS OF DECEMBER 31, 1993)

                                   ARTICLE I.
                                   DEFINITIONS

     1.1. APPLICATION OF BUSH HOG SEGMENT. Effective December 31, 1993, the Bush Hog Division of Allied Products Corporation Salaried Pension Plan (the "Bush Hog Segment") was merged into the Verson Division of Allied Products Corporation Employees Retirement Plan and the resulting combined plan was renamed the Allied Products Corporation Combined Retirement Plan (the "Merged Plan"). The segment of the Merged Plan applicable to salaried employees of the Employer is now being amended and restated as of December 31, 1993, with certain amendments effective as of the dates specified in the affected provisions. This amendment and restatement of the Bush Hog Segment shall apply only to Employees (and their Beneficiaries) who complete at least one Hour of Work on or after the Effective Date.

     1.2. "Employer," for purposes of the Bush Hog Segment, means Bush Hog Division of Allied Products Corporation, a Delaware corporation.
Notwithstanding the preceding provisions of this Section, effective from January 29, 1993 through March 18, 1994 "Employer," for purposes of the Bush Hog Segment means Bush Hog Corporation, a Delaware corporation.

     1.3. "Employee" means any person enrolled on the active employment rolls of the Employer at its Selma Plant who is not an hourly-paid employee. The term Employee includes any leased employee who performs services for the Employer only to the extent required by Section 414(n) of the Code. Any employer contribution to a tax-qualified pension plan provided on behalf of such leased employee by the leasing organization for service provided to the Employer shall for all purposes of the Bush Hog Segment be treated as Employer contributions.

     1.4. "Participant" means an Employee or former Employee who has met the requirements of Article III.

     1.5. "Bush Hog Segment" means the Bush Hog Segment of the Allied Products Corporation Combined Retirement Plan, effective as of the Effective Date, as it may from time to time be amended; "Bush Hog Segment" also means prior versions of the Bush Hog Segment known as the Bush Hog Division of Allied Products Corporation Salaried Pension Plan until December 31, 1993; the Bush Hog, Inc. Salaried Employees Pension Trust and the Bush Hog, Inc. Hourly Employees Pension Trust, both adopted effective as of September 1, 1967, and the Retirement Plan for Non-Bargaining Employees of Bush Hog Division of Allied Products Corporation, all as in effect prior to the Effective Date.

     1.6. "Plan Year" means the calendar year; provided, however, that, prior to January 1, 1995, "Plan Year" means the twelve month period from August 1 through July 31 and the short period beginning August 1, 1994 and ending December 31, 1994.

     1.7. "Effective Date" means the effective date of this amendment and restatement of the Bush Hog Segment, namely, December 31, 1993. Notwithstanding the preceding provisions of this Section, certain amendments are effective as of the dates specified in the affected provisions.

     1.8. "Retired Participant" means a former Participant who is retired under this Bush Hog Segment and who is receiving Pension benefits provided for hereunder.

     1.9. "Pension" means the monthly payments to which a Participant shall become entitled hereunder.

     1.10. "Average Monthly Compensation" means the monthly average for the five (5) consecutive twelve (12) month periods (or, if shorter, the Employee's period of employment) of highest Compensation received or accrued by the Participant during the previous ten (10) consecutive twelve (12) month periods ending on the last day of the calendar month coincident with or immediately preceding the date such Participant's Vesting Service terminates. The monthly average shall be determined by dividing the average for the five (5) consecutive twelve (12) month periods of highest Compensation by twelve (12). Notwithstanding any contrary provision of the Bush Hog Segment, a Participant's Compensation for each twelve (12) month period considered under this Section shall be limited to (a) effective on and after January 1, 1989, $200,000, as such figure is adjusted from time to time by the Secretary of the Treasury pursuant to Section 401(a)(17) of the Code; and (b) effective as of January 1, 1994, $150,000, as such figure is adjusted from time to time by the Secretary of the Treasury pursuant to Section 401(a)(17) of the Code; provided, however, that if, during any Plan Year beginning on or after January 1, 1994, a Participant's Pension is based on Compensation for a year beginning prior to January 1, 1994 that exceeded $150,000, his Pension shall be the greater of:

          (a) the Participant's Pension determined with respect to the benefit formula applicable for the Plan Year beginning on or after January 1, 1994, as applied to the Participant's Credited Service; or

          (b)  the sum of:

               (i) the Participant's Pension as of the last day of the last Plan Year beginning before January 1, 1994, frozen in accordance with Treasury Regulation Section 1.401(a)(4)-13; and

               (ii) the Participant's Pension determined under the benefit formula applicable for the Plan Year beginning on or after January 1, 1994, as applied to the Participant's Credited Service credited for Plan Years beginning on or after January 1, 1994.

     1.11. "Hour of Work" means:

          (a) Each hour for which an Employee is paid, or entitled to payment, for the performance of duties for the Employer. These hours shall be credited to the Employee for the computation period in which the duties are performed.

          (b) Each hour for which an Employee is paid, or entitled to payment, by the Employer on account of a period of time during which no duties are performed (irrespective of whether the employment relationship has terminated) due to vacation, holiday, illness, incapacity (including permanent disability), layoff, jury duty, military duty or other Qualified Leave of Absence authorized by the Employer under its standard personnel practices administered in a uniform and nondiscriminatory manner. No more than 501 Hours of Work shall be credited under this paragraph for any single continuous period (whether or not such period occurs in a single computation period). Hours under this paragraph shall be calculated and credited pursuant to Section 2530.200b-2 of the Department of Labor Regulations which are incorporated herein by this reference;

          (c) Each hour for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by the Employer; provided, however, that in the event the Employer agrees to back pay pursuant to an enforceable, arm's-length negotiation with an Employee, nothing in this paragraph (c) shall preclude the Employee from waiving his right to credit for such hours in consideration for the Employer's agreement. The same Hours of Work shall not be credited both under paragraph (a) or paragraph (b), as the case may be, and under this paragraph (c). These hours shall be credited to the Employee for the computation period or periods to which the award or agreement pertains rather than the computation period in which the award, agreement or payment is made;

          (d) Employees for whom the Employer does not maintain records of the number of hours worked shall be credited under paragraph (a), (b) or (c) with forty-five(45) Hours of Work per week;

          (e) Notwithstanding anything in the Bush Hog Segment to the contrary, an Employee who is absent from work due to (i) the pregnancy of the Employee, (ii) the birth of a child of the Employee, (iii) the placement of a child in connection with the adoption of the child by the Employee, or (iv) the caring for the child by the Employee during the period immediately following the child's birth or placement for adoption, shall be treated as having completed certain Hours of Work for a limited period. The Employee will be treated as completing either (i) the number of Hours of Work that normally would have been credited but for the absence or,
     (ii) if the normal work hours are unknown, eight Hours of Work for each normal workday during the leave, to a maximum of 501 Hours of Work in a twelve-month period beginning on the Employee's date of hire or anniversary thereof (the "Twelve-Month Period"). The Hours of Work required to be credited under this subsection must be credited only for the purpose of preventing a one-year break in Vesting Service in the Twelve-Month Period in which the absence begins for one of the permitted reasons or, if crediting in such Twelve-Month Period is not necessary to prevent a one-year break in Vesting Service in the following Twelve-Month Period.

     1.12. "Actuarial (or Actuarially) Equivalent" means equality in value of the aggregate amounts expected to be received under different forms of payment, based on actuarial assumptions selected by the actuary. The actuarial assumptions used in determining Actuarial Equivalents for the Bush Hog Segment are as follows: Interest: 7% compounded annually; Mortality: Unisex Pension 1984.

     1.13. "Company" means the Bush Hog Division of Allied Products Corporation, a Delaware corporation, and any successor thereof which continues the Bush Hog Segment, as provided in Article IX of the Merged Plan document. Notwithstanding the preceding provisions of this Section:

          (a) Effective from January 29, 1993 through December 31, 1993, "Company" means Bush Hog Corporation, a Delaware corporation;

          (b) Effective on and after December 31, 1993, "Company" means Allied Products Corporation.

     1.14. "Accrued Benefit" means such term as it is described in Section 5.1.

     1.15. "Merged Plan" means the Allied Products Corporation Combined Retirement Plan.

     1.16. "Compensation" means all of the taxable compensation paid to the Employee by the Employer as reported on IRS Form W-2 for the period in question.

     1.17. GENDER, NUMBER AND CROSS REFERENCES. Wherever used herein, a pronoun in the masculine gender shall be considered as including the feminine gender unless the context clearly indicates otherwise, and wherever used herein a pronoun in the singular form shall be considered as being in the plural form unless the context clearly indicates otherwise. The words "hereof", "herein", "hereunder" and other similar compounds of the word "here" shall mean and refer to the entire Bush Hog Segment and not to any particular provision of the Bush Hog Segment. All references herein to specific Articles and/or Sections shall mean and refer to Articles and/or Sections of the Bush Hog Segment unless otherwise qualified. Article and Section headings are included for convenience of reference and are not intended to add to, or subtract from, the terms of the Bush Hog Segment. Terms used in the Bush Hog Segment when not defined in this Bush Hog Segment shall have the meanings given them by the Merged Plan.

                                   ARTICLE II.

                                TYPES OF SERVICE

     For purposes of the Bush Hog Segment an Employee's years of service with the Employer shall be determined and reported by the Plan Administrator in accordance with the following:

     2.1. PARTICIPATION SERVICE. Participation Service shall be any twelve (12) month period determined from the Employee's latest date of hire or anniversary thereof in which he completes one thousand (1,000) Hours of Work for the Employer, regardless of employment classification. Service with a "related employer" shall be included in determining an Employee's Participation Service. A "related employer" is (i) any trade or business under common control (as defined in Sections 414(b) and (c) of the Code) with the Employer, and/or
(ii) members of a controlled group of corporations (as defined in Section 1563(a) of the Code, applied without regard to subsections 1563(a)(4) and 1563(e)(3)(C)) of which the Employer is also a member, and/or (iii) any member of an affiliated service group (as defined in Section 414(m) of the Code) of which the Employer is also a member, and/or (iv) any other entity required to be aggregated with the Employer under Section 414(o) of the Code and applicable Treasury Regulations.

     If a Participant incurs a break in Vesting Service, as provided in Section 2.2, and is later re-employed by the Employer, he shall begin to participate in the Bush Hog Segment again on the date he performs his first Hour of Work after his re-employment, provided that the Vesting Service he completed prior to such break is not disregarded under Section 2.2. Any other Participant who incurs a break in Vesting Service and who is later re-employed by the Employer shall recommence participation in the Bush Hog Segment when he again satisfies the requirements of Article III after his re-employment.

     2.2. VESTING SERVICE.    Vesting Service for a Participant shall be the sum
of all twelve (12) month periods during which the Participant has completed one thousand (1,000) Hours of Work for the Employer, regardless of employment classification. Such twelve (12) month periods shall be computed from a Participant's date of hire to the anniversary of his date of hire coincident with or next following the date of his termination of employment. Service with a "related employer" (as defined in Section 2.1) shall be included in determining an Employee's Vesting Service.

     A break in Vesting Service shall occur when a Participant completes less than five hundred one (501) Hours of Work during any twelve (12) month period as set forth above. Should a break in Vesting Service actually occur, Vesting Service completed prior to such break shall not be counted until such time as the Participant completes one (1) full year of Participation Service subsequent to such break. If a Participant does not have a nonforfeitable right to any Accrued Benefit as set forth in Article VII before a break in Vesting Service occurs, the years of Vesting Service completed prior to the break in Vesting Service shall not be taken into account for Plan Years beginning before September 1, 1985, if the number of consecutive one (1) year breaks in Vesting Service equals or exceeds the total number of years of Vesting Service completed prior to such break. For Plan Years beginning on or after September 1, 1985, years of Vesting Service completed prior to such break shall not be taken into account if the number of consecutive one (1) year breaks equals or exceeds the greater of five (5) or the total number of years of Vesting Service completed prior to such break.

     If any break in Vesting Service occurs as a result of a Qualified Leave of Absence, it shall not restrict any Participant from immediately beginning to receive credit for Vesting Service immediately upon his return from such Qualified Leave of Absence. Upon his return to work his original date of hire shall be advanced by the period of the Qualified Leave of Absence and Vesting Service shall be treated as continuous from such advanced date of hire.

     2.3. CREDITED SERVICE. Credited Service for a Participant shall be the sum of:

          (a) The number of full years and fractions of Credited Service credited to the Participant immediately prior to the Effective Date under the terms of the Bush Hog Segment in effect at that time; plus

          (b) The number of full years and fractions of Participation Service completed by the Participant as a Participant on or after the Effective Date.

     2.4. QUALIFIED LEAVE OF ABSENCE. A Qualified Leave of Absence shall consist of one of the following:

          (a) Absence with the consent of the Plan Administrator during a period not in excess of one (1) year except that the Plan Administrator may consent to extend the period of leave.

          (b) Absence from work because of occupational injury or disease incurred as a result of employment with the Employer, for which absence a Participant shall be entitled to Worker's Compensation payments.

          (c) Absence in the service of the armed forces of the United States provided the Participant shall reenter the employ of the Employer within the statutory period during which his right to re-employment is guaranteed after he has first become eligible for discharge or separation from active duty.

      In interpreting the provisions of this Section, the Plan Administrator will apply uniform rules in a like manner to all Participants under similar circumstances.

                                  ARTICLE III.
                          CONDITIONS FOR PARTICIPATION


     3.1. REQUIREMENTS FOR PARTICIPATION. An Employee who was a Participant in the Bush Hog Segment immediately prior to the Effective Date will continue to be a Participant on the Effective Date if he continues to be an Employee on that date. Any other Employee will be included in the Bush Hog Segment as a Participant on the first day of the month coincident with or next following the later of:

          (a)  attainment of age eighteen (18), or

          (b) the completion of one (1) year of Participation Service completed from and after the Participant's date of hire.

     3.2. EXCLUSIONS FROM PARTICIPATION. No Employee will be included in the Bush Hog Segment if he is an hourly-paid Employee at the Selma Plant.

                                   ARTICLE IV.

                                RETIREMENT DATES

     4.1. NORMAL RETIREMENT DATE. A Participant's Normal Retirement Date shall be the first day of the month coincident with or next following the later of:

          (a)  the Participant's sixty-fifth (65th) birthday; or

          (b) the fifth (5th) anniversary of the date the Employee first became a Participant in the Bush Hog Segment.

     4.2. EARLY RETIREMENT DATE. A Participant may elect to retire on an Early Retirement Date which shall be the first day of any month specified by the Participant which coincides with or follows the latest of:

          (a) the Participant's completion of fifteen (15) years of Vesting Service,

          (b) the date which is five (5) years prior to the Participant's Normal Retirement Date, or

          (c)  the Participant's termination of employment with the Employer.

     4.3. DEFERRED RETIREMENT DATE. Subject to the provisions of Section 6.8, the Deferred Retirement Date of any Participant who is in the employment of the Employer beyond his Normal Retirement Date shall be the first day of the month coincident with or next following the date the Participant terminates employment with the Employer.

     4.4. TERMINATIONS PRIOR TO EFFECTIVE DATE. The Normal or Early Retirement Date for a Participant who terminated employment prior to the Effective Date, who is not subsequently re-employed and who retains a nonforfeitable right to a Pension hereunder shall be determined in accordance with the provisions of the Bush Hog Segment in effect as of the date of such Participant's termination of employment.

                                   ARTICLE V.

                          ACCRUED BENEFITS AND PENSIONS


     5.1. ACCRUED BENEFIT. A Participant's Accrued Benefit as of any date of determination shall be an amount equal to one percent (1%) of the Participant's Average Monthly Compensation as of such date of determination multiplied by the number of years of his Credited Service as of such date of determination.

     In computing an Accrued Benefit, it will be assumed that such benefit shall be payable in accordance with the terms of the Life Annuity with One Hundred Twenty (120) Monthly Payments Guaranteed Form as set forth in Section 6.3. Pensions payable in accordance with any other form will be the Actuarial Equivalent of the same Pension payable in accordance with the Life Annuity with One Hundred Twenty (120) Monthly Payments Guaranteed Form.

     In no event will the Accrued Benefit be less than the paid-up annuity amount, if any, purchased under Group Annuity Contract GR-11105; issued by The Travelers Insurance Company, Hartford, Connecticut.

     If payment of a Participant's Pension begins while he is still employed by an Employer or by the Company pursuant to Section 6.8, any subsequent increases in his Pension (as a result of Credited Service earned after his Pension payments begin) for a Plan Year shall be reduced (but not below zero) by the Actuarial Equivalent (as specified in Section 1.12) of the Pension payment(s) he received during the preceding Plan Years; provided, however, that the Actuarial equivalent value of a Participant's Pension shall not be reduced by application of this sentence.

     5.2. NORMAL RETIREMENT PENSION. The monthly amount of Normal Retirement Pension payable to a Participant retiring on his Normal Retirement Date shall be equal to his Accrued Benefit determined as of such Participant's Normal Retirement Date.

     5.3. EARLY RETIREMENT PENSION. The monthly amount of Early Retirement Pension payable to a Participant retiring on his Early Retirement Date shall be equal to his Accrued Benefit determined as of such Participant's Early Retirement Date multiplied by the appropriate percentage below:


                      NUMBER OF YEARS EARLY RETIREMENT DATE
                      -------------------------------------
                         PRECEDES NORMAL RETIREMENT DATE
                         -------------------------------

               0         1         2         3         4         5
             -----     ----      ----      ----      ----      ----
             100.0     93.3      86.6      79.9      73.2      66.5

If the period between the Early Retirement Date and Normal Retirement Date is not an integral number of years, the percentage to be applied shall be the percentage for the next higher integral number of years, increased by a proportionate part of the difference between that percentage and the percentage for the next lower integral number of years.

     5.4. DEFERRED RETIREMENT PENSION.   The monthly amount of Deferred
Retirement Pension payable to a Participant retiring on his Deferred Retirement Date shall be equal to his Accrued Benefit determined as of such Participant's Deferred Retirement Date. Notwithstanding the preceding provisions of this Section, if payment of a Participant's Pension begins while he is still employed by an Employer or by the Company pursuant to Section 6.8, any subsequent increases in his Pension (as a result of Credited Service earned after his Pension payments begin) for a Plan Year shall be reduced (but not below zero) by the Actuarial Equivalent (as specified in Section 1.12) of the Pension payment(s) he received during the preceding Plan Years; provided, however, that the Actuarial equivalent value of a Participant's Pension shall not be reduced by application of this sentence.

     5.5. SUSPENDED PENSION ADJUSTMENT. The Early, Normal or Deferred Pension payable to any Participant who has already received Pension payments and whose payments shall have been subsequently suspended by reason of his re-employment with the Employer shall be actuarially adjusted to reflect the Pension payments previously received.

     5.6. PENSION OFFSET. The monthly amount of Pension payable to a Participant covered under the Bush Hog Segment will be determined in accordance with the Bush Hog Segment and the benefit payable will be offset by the amount of paid-up annuity, if any, unless the Participant had previously received the value of his paid-up annuity, in which event the monthly amount of Pension payable will be actuarially reduced in order to avoid any duplication of benefits.

     5.7. TERMINATION PRIOR TO EFFECTIVE DATE. Retired Participants will continue to receive Pension payments in the same amount as was being paid immediately prior to the Effective Date. A Participant who terminated employment prior to the Effective Date who is not subsequently re-employed and who retains a nonforfeitable right to a Pension hereunder, shall have such Pension determined in accordance with the provisions of the Bush Hog Segment in effect as of the date of such Participant's termination of employment. Such Pensions shall be subject to the limitations set forth in Article VI of the Merged Plan document.

     5.8. SPECIAL EMPLOYMENT/RE-EMPLOYMENT PROVISIONS. The provisions of this Section shall apply only if:

          (a) A Participant has his Pension payments suspended for any month of re-employment after his Normal Retirement Date in which he has forty or more Hours of Work; or

          (b) A Participant remains in employment after his Normal Retirement Date without commencement of Pension payments for forty or more Hours of Work in a month.

          Upon a suspension of Pension payments described in paragraph (a) or
     (b) above, the Plan Administrator shall notify the Participant of such suspension, shall afford him an opportunity to obtain a review of such suspension and shall otherwise administer such suspension and any subsequent resumption of Pension payments in a manner consistent with final U.S. Department of Labor Regulations Section 2530.203-3.

          Notwithstanding any provision of the Bush Hog Segment to the contrary,
     (i) no Pension payments once they have commenced shall be suspended for any month in which a Participant is re-employed after his Normal Retirement Date for fewer than forty Hours of Work; and (ii) in the event a Participant remains in the employ of the Employer after his Normal Retirement Date for fewer than forty Hours of Work in any month, his Pension shall be payable and begin as of the first day of the calendar month in which he first has fewer than forty of such Hours of Work.

                                   ARTICLE VI.

                          FORM AND PAYMENT OF BENEFITS

     If a Participant has a spouse who satisfies the length of marriage requirement in Section 6.1(f)(i) at the date of his actual retirement and he has not made any other annuity election provided for in this Article, the Pension payable to him hereunder shall be in the form of a Joint and Survivor Annuity. If a Participant has no qualified spouse at the date of his actual retirement and he has not made any other annuity election provided for in this Article, the Pension payable to him hereunder shall be in the Life Annuity Form, as provided in Section 6.2.

     6.1. JOINT AND SURVIVOR ANNUITY FORM.

          (a) The Joint and Survivor Annuity Form shall provide for the payment of a Pension, actuarially adjusted, in accordance with Section 5.1, to the Retired Participant during his lifetime and shall further provide for the continuation of such Pension payments to the surviving spouse, if living, after the death of the Retired Participant.

          The amount of such Pension payments made to the surviving spouse shall be a specified percentage of the Pension payments then being paid to the Retired Participant determined as of the first of the month in which the Retired Participant died.

          (b) The Participant must designate in writing to the Plan Administrator the specified percentage of his Pension payments to be payable to his surviving spouse upon his death. He may elect either a fifty percent (50%), seventy-five percent (75%) or one hundred percent (100%) continuation. If no election in writing is received by the Plan Administrator prior to a Participant's Retirement Date, such Participant shall be deemed to have elected the fifty percent (50%) continuation and benefits will be payable accordingly.

          (c) Pension payments to the surviving spouse shall commence on the first day of the month following the month in which the Retired Participant dies, and shall continue monthly with the last payment due for the month in which the surviving spouse's death occurs.

          (d) If the surviving spouse predeceases the Retired Participant, the Pension payments will cease upon the Retired Participant's death.

          (e) No Pension will be payable under this form to a surviving spouse if the Participant dies before his first Pension payment becomes due. If, however, this form is in effect and the Participant should die after his Normal Retirement Date and prior to his Deferred Retirement Date, then the spouse, if living, shall become a surviving spouse and shall be entitled to Pension payments in an amount equal to the amount which would have been payable to the spouse had the Participant retired on the date of his death with the Joint and Survivor Annuity Form operative. Such Pension payments shall be payable for the surviving spouse's further lifetime and shall cease upon the surviving spouse's death.

          (f)  General Provisions

               (i) The surviving spouse, to be eligible to receive a benefit hereunder, must be married to the Participant at all times during the one-year period ending on the earlier of (A) the Participant's annuity starting date or (B) the date of the Participant's death.

               (ii) No more than 90 days and no less than 30 days prior to a Participant's annuity starting date, the Plan Administrator shall provide such Participant, either by mail or personal delivery, (A) with a written explanation of the terms and conditions of the Joint and Survivor Annuity provided under this Section; (B) the Participant's right to make, and the financial effect of an election to have his Pension paid to him in the Life Annuity Form or Life Annuity with Guaranteed Number of Monthly Payments Form; (C) the rights of a Participant's spouse; and (D) the right to make, and the effect of, a revocation of a previous election to waive the Joint and Survivor Annuity.

               (iii) The period within which the Participant may elect to have his Pension paid in any other form offered hereunder shall be the 90-day period ending on his annuity starting date. Any election shall be in writing in such form as the Plan Administrator shall require.
          If a Participant elects not to receive the Joint and Survivor Annuity, such election shall be effective only if his spouse consents on a form provided by the Plan Administrator. The spouse's consent must acknowledge the financial effect of the waiver and must be witnessed by a notary public or the Plan Administrator. The spouse's consent shall be valid only with respect to the specified non-spouse beneficiary, class of beneficiaries or contingent beneficiaries designated, if any; if such non-spouse beneficiary(ies) is or are subsequently changed, a new consent by the spouse will be required. Notwithstanding the provisions of the preceding sentence, a spouse may make a general consent, as described in Treasury Regulation Section 1.401(a)-20, Q&A-31(c).

     6.2. LIFE ANNUITY FORM.

          (a) In lieu of the Joint and Survivor Annuity Form, a Participant who has a spouse who satisfies the length of marriage requirement of Section 6.1(f)(i) may elect a Life Annuity which provides for a Pension payable to the Participant, commencing on his actual retirement date and ceasing with the last payment due immediately preceding the Retired Participant's death.

          (b) This form may be elected by any Participant pursuant to the rules specified in Sections 6.1(f)(ii) and 6.1(f)(iii) above.

          (c) No monthly benefit will be payable under this form if the Participant dies before his first Pension payment becomes due.

     6.3. LIFE ANNUITY WITH GUARANTEED NUMBER OF MONTHLY PAYMENTS FORM.

          (a) In lieu of the Joint and Survivor Annuity Form, a Participant may elect a Life Annuity with a specified number of monthly payments (60, 120 or 180) guaranteed; provided, however, that such specified number of monthly payments cannot exceed the life expectancy of the Participant or the joint life expectancies of the Participant and his beneficiary. This form would provide for an actuarially adjusted Pension payable to the Retired Participant during his lifetime with the guarantee that not less than a total of the specified number of monthly Pension payments will be made to the Retired Participant and his named beneficiary.

          (b) If this form is elected and the Retired Participant dies prior to the receipt of the specified number of monthly payments, the balance of the guaranteed number of monthly payments will be paid to the Retired Participant's named beneficiary until a total of the number of specified monthly payments has been made to the Retired Participant and his named beneficiary. The first such payment to the beneficiary shall be due and payable as of the first day of the month following the Retired Participant's death.

          (c) In the event there is no named beneficiary living at the death of the Retired Participant, the balance of the specified number of guaranteed monthly payments, which would otherwise have become payable to the Retired Participant's beneficiary, shall be commuted to a single sum and shall be paid to the Retired Participant's executors or administrators.

          (d) If the beneficiary of a deceased Retired Participant should die prior to receiving the balance of the specified number of guaranteed monthly payments, the balance of the specified number of guaranteed monthly payments which would otherwise have become payable to the Retired Participant's beneficiary shall be commuted to a single sum and shall be paid to the beneficiary's executors or administrators.

          (e) No monthly benefit will be payable under this form to a beneficiary if the Participant dies before his first Pension payment becomes due. If a Participant, however, who has elected this form should die after his Normal Retirement Date and prior to his Deferred Retirement Date, his beneficiary shall become a beneficiary annuitant and shall be entitled to benefits payable for the specified number of months in an amount equal to the amount which would have been payable to the Participant had the Participant retired on the date of his death with this form effective.

          (f) This form may be elected by the Participant by written notice to the Plan Administrator pursuant to the rules specified in Sections 6.1(f)(ii) and 6.1(f)(iii).

     6.4. PRE-RETIREMENT DEATH BENEFIT. Upon the death of a Participant prior to his actual retirement, there shall be payable to a designated beneficiary a lump sum Death Benefit in an amount equal to one hundred (100) times the Participant's estimated Accrued Benefit. For purposes of this Section, the estimated Accrued Benefit will be determined on the basis of the Participant's Average Monthly Compensation and Credited Service as of his date of death. The lump sum Death Benefit provided in this Section shall be reduced (but not below zero) by the Actuarial Equivalent of the Pre-Retirement Survivor Annuity described in Section 6.5.

     6.5. PRE-RETIREMENT SURVIVOR ANNUITY. A Participant who is legally married under the laws of any jurisdiction, and has completed at least 5 years of Vesting Service, shall have a Pre-Retirement Survivor Annuity paid to the surviving spouse to whom he is married on the date of his death in the event of the Participant's death prior to his Normal or Early Retirement Date or annuity starting date. Such Pre-Retirement Survivor Annuity shall be paid over the life of the surviving spouse and shall be in an amount equal to the amount that would have been payable as a Joint and Survivor Annuity had the Participant retired or had his annuity starting date been on the day immediately preceding the date of his death. If the Participant had not attained his Early Retirement Date on the date of his death and if his surviving spouse is eligible for a Pre-Retirement Survivor Annuity, then the amount payable shall be equal to the amount that would have been payable had the Participant (i) separated from service on the date of his death; (ii) survived to his Early Retirement Date; (iii) retired with an immediate Joint and Survivor Annuity at his Early Retirement Date; and
(iv) died on the day after the day he would have attained his Early Retirement Date.

     The Plan Administrator shall provide each Participant within the period beginning on the first day of the Plan Year in which the Participant attains age 32 and ending with the close of the Plan Year in which the Participant attains age 35, a written explanation of the Pre-Retirement Survivor Annuity in such terms and in such manner as would be comparable to the explanation provided for meeting the above requirements applicable to the Joint and Survivor Annuity Form. Subject to the spousal consent requirements of Section 6.1(f)(iii), the Participant may elect to waive the Pre-Retirement Survivor Annuity during the period beginning on the first day of the Plan Year in which the Participant attains age 35 and ending on the date of the Participant's death. If a Participant separates from service before the first day of the Plan Year in which he attains age 35, the waiver period shall begin on the date of such separation. If a Participant enters the Bush Hog Segment after the first day of the Plan Year in which the Participant attained age 32, the Plan Administrator shall provide notice no later than the close of the second Plan Year succeeding the entry of the Participant in the Bush Hog Segment.

     In lieu of receiving monthly payments, eligible spouses shall have the option of electing to receive the lump sum Actuarial Equivalent of the Pre-Retirement Survivor Annuity subject to the election rules described in this Section.

     6.6. PENSION PROTECTION. Anything in the Bush Hog Segment to the contrary notwithstanding, the Participant shall not have the right prior to his retirement irrevocably to elect to have all or part of his interest in the Bush Hog Segment, which would otherwise become available to him during his lifetime, paid only to his beneficiary after his death. In no event shall a beneficiary be entitled to receive Pension payments in excess of 49.99% of the total value of a Participant's Pension payments.

     6.7. TERMINATION PRIOR TO EFFECTIVE DATE. A Retired Participant who commenced receiving Pension payments prior to the Effective Date shall have such benefits continued in the same form as such benefits were being paid to him immediately preceding the Effective Date.

     6.8. MINIMUM DISTRIBUTION REQUIREMENTS. Notwithstanding any of the provisions herein to the contrary, distribution of a Participant's Pension shall commence no later than the April 1 immediately following the calendar year in which he attains age 70-1/2 and shall comply with the requirements of Section 401(a)(9) of the Code.

     6.9. PENSION PAYMENT COMMENCEMENT. Distributions made hereunder on account of (i) retirement, (ii) death or (iii) termination of employment for any reason after a Participant's Normal Retirement Date shall commence within 60 days after the Participant's retirement, death or other termination of employment. Any other distributions shall commence no later than 60 days after the end of the Plan Year in which occurs the latest of the following:

          (a)  the Participant's Normal Retirement Date;

          (b) the tenth (10th) anniversary of the Participant's commencement of participation in the Bush Hog Segment; or

          (c)  the Participant's termination of employment with the Employer.

     6.10.     DIRECT ROLLOVER PROVISIONS.    For distributions made on or after
January 1,1993, a "distributee" who is reasonably expected to receive one or more "eligible rollover distributions" in one taxable year of the distributee may elect, at the time and in the manner prescribed by the Company in accordance with reasonable administrative procedures as may from time to time be established by the Company to the extent permitted by law, to have any such eligible rollover distribution made in the form of a direct rollover to an "eligible retirement plan" specified by the distributee, provided that such eligible retirement plan provides for the acceptance of a direct rollover, subject to the requirements of Section 401(a)(31) of the Code, and regulations thereunder.

          For purposes of this Section, the term "eligible rollover distribution" means, subject to the limitations of Section 401(a)(31) of the Code, and regulations thereunder, any distribution of all or any portion of the balance to the credit of the distributee (including a distribution the value of which does not exceed $3,500), except that such term shall not include any distribution which is: (i) one of a series of substantially equal periodic payments (made not less frequently than annually) for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee's designated Beneficiary or for a specified period of 10 years or more; (ii) required under Section 401(a)(9) of the Code; or (iii) not includible in gross income. For purposes of this Section, the term "distributee" means (i)a Participant, (ii) a Participant's surviving spouse, and (iii) a Participant's spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in
Section 414(p) of the Code. For purposes of this Section, subject to the requirements of Section 401(a)(31) of the Code, and regulations thereunder and including any additional eligible retirement plans as may be included therein, "eligible retirement plan" means (i) an individual retirement account described in Section 408(a) of the Code, (ii) an individual retirement annuity described in Section 408(b) of the Code, (iii) a defined contribution plan qualified under
Section 401(a) of the Code, or (iv) an annuity plan described in Section 403(a) of the Code; provided, however, that in the case of an eligible rollover distribution to a surviving spouse, a direct rollover may be made only to an individual retirement account or individual retirement annuity.

                                  ARTICLE VII.

                            TERMINATION OF EMPLOYMENT

     7.1. RETIREMENT. A Participant who terminates his employment with the Employer on or after attaining age sixty-five(65), shall have a nonforfeitable right to his Accrued Benefit determined as of the date of his termination of employment.

     7.2. OTHER EMPLOYMENT TERMINATION. A Participant who terminates his employment prior to attaining age sixty-five (65), and prior to the termination of the Merged Plan, with less than five (5) years of Vesting Service, shall forfeit all rights to benefits under the Bush Hog Segment. A Participant who has at least five (5) years of Vesting Service on the date his employment terminates, or who terminates his employment with the Employer on or after attaining age sixty-five (65), shall retain a nonforfeitable right to 100% of his Accrued Benefit determined as of the date his employment terminates. The Participant's nonforfeitable Accrued Benefit shall be payable at either the Participant's Normal Retirement Date or his Early Retirement Date (as described in Section 7.4) in a form as determined in accordance with Article VI.

     7.3. DEATH. Should a Participant's termination of employment with the Employer be caused by the Participant's death or should the Participant die subsequent to his date of termination and prior to his Early or Normal Retirement Date, he shall not, in the absence of any contrary provision of
Article VI, retain any nonforfeitable rights hereunder.

     7.4. EARLY RETIREMENT. If a Participant meets the years of Vesting Service requirement as set forth in Section 4.2(a) at the date of his termination of employment and the date described in Section 4.2(b) subsequently occurs, such Participant may elect, in lieu of a Pension payable at his Normal Retirement Date, to receive a Pension payable on an Early Retirement Date. Such Early Retirement Pension will be payable in accordance with Section 5.3 and will be payable in a form as determined in accordance with Article VI.

     7.5. TERMINATION PRIOR TO EFFECTIVE DATE. A Participant who terminated employment prior to the Effective Date who is not subsequently re-employed and who retains a nonforfeitable right to a Pension hereunder shall have the amount of his nonforfeitable right determined in accordance with the provisions of the Bush Hog Segment in effect as of the date of such Participant's termination of employment.

                                  ARTICLE VIII.

                                  MISCELLANEOUS

     8.1. NO GUARANTEE OF EMPLOYMENT. Inclusion in the Bush Hog Segment shall not be construed as giving the Participant any right to be retained in the service of the Employer without the Employer's consent, nor shall it interfere with the right of the Employer to discharge the Participant, nor shall it give the Participant any right, claim or interest in any Pension benefits herein described except upon fulfillment of the provisions and requirements of the Bush Hog Segment.

     8.2. CASH-OUT OF SMALL PENSIONS. If Pension payments have not yet commenced and the Actuarial Equivalent lump sum value of the Pension payable to a Participant who has terminated employment with the Employer or the person designated by him to receive payments upon his death (if applicable) does not exceed $3,500, such Pension shall be paid to such individual in a lump sum even if the recipient is not otherwise entitled to commencement of Pension payments at such time. For purposes of this Section, the Actuarial Equivalent lump sum value of a Pension shall be the Actuarial Equivalent of such benefits calculated using the immediate and deferred interest rates which would be used (as of the date of distribution) by the Pension Benefit Guaranty Corporation for purposes of determining the present value of a lump sum distribution on a plan termination.

     8.3. NONALIENATION OF PENSIONS. Except as required for Federal income tax withholding purposes or pursuant to a "qualified domestic relations order" under Sections 401(a)(13) and 414(p) of the Code and Section 206(d)(3) of ERISA, no person entitled to benefits under the Bush Hog Segment shall have the right to assign, commute or encumber the benefits herein provided. To the maximum extent permitted by law, the benefits or payments herein provided shall not in any way be liable to attachment, garnishment or other process, or to be seized, taken, appropriated or applied by any legal or equitable process, to pay any debt or liability of such person.